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                                 EXHIBIT 10.1


                    [CENTURY SOUTH BANKS, INC. LETTERHEAD]



Stephen W. Doughty                           4951 Forsyth Road (31210)
Executive Vice President                     P.O. Box 14099
Chief Credit Officer                         Macon, Georgia 31203-4099
                                             (912) 475-4347
                                             Fax (912) 757-2023


June 1, 1999

Mr. William S. Huggins
1051 Ridge Pointe
Athens, Georgia  30606

Dear Bill:

Upon approval by the Office of the Comptroller of the Currency regarding National Bank of Georgia's, in Organization banking charter, Century South Banks, Inc. agrees to sell the bank building located at 2234 West Broad Street, Athens, Georgia for the purchase price of $1,078,052.

This purchase price is good for nine months or whenever National Bank of Georgia, in Organization is able to "break escrow", whichever occurs first.

Sincerely,

/s/ Steve Doughty

Steve Doughty

SD:lpt